UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 26, 2021

Intelligent Systems Corporation
(Exact Name of Registrant as Specified in Charter)

Georgia	001-09330	581964787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4355 Shackleford Road, Norcross, Georgia 30093
(Address of Principal Executive Offices) (Zip Code)

(770) 381-2900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value for the class	INS	NYSE American

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 26, 2021, Intelligent Systems Corporation, (the “Company”), announced that it has received approval to list its common stock, par value $0.01 per share (the “Common Stock”), on the New York Stock Exchange (“NYSE”). The Company provided written notice on May 26, 2021 to the NYSE American LLC (“NYSE American”) of its intention to list its Common Stock on the NYSE and to simultaneously delist such securities from the NYSE American. The Company anticipates that its Common Stock will begin trading on the NYSE at the commencement of trading on June 2, 2021 under the symbol “INS”, and that until the close of trading on June 1, 2021, the Common Stock will continue to trade on the NYSE American under the symbol “INS.” The Company’s Board of Directors has approved the transfer to the NYSE.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 26, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intelligent Systems Corporation

Date: May 26, 2021	By:	/s/ Matthew A. White
Matthew A. White
Chief Financial Officer